                                                                     EXHIBIT 5.1


                              AMENDED AND RESTATED

                               PURCHASE AGREEMENT


                                  DATED AS OF


                                OCTOBER 18, 1999


                                 BY AND BETWEEN


                        COLLEGE TELEVISION NETWORK, INC.


                                      AND


                              U-C HOLDINGS, L.L.C.

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS.......................................................................................-1-
ARTICLE II INITIAL CLOSING..................................................................................-10-
Section 2.1       Authorization of Initial Purchased Securities.............................................-10-
Section 2.2       Purchase of Initial Purchased Securities..................................................-10-
Section 2.3       Initial Closing...........................................................................-10-

ARTICLE III SUBSEQUENT CLOSINGS.............................................................................-10-
Section 3.1       Authorization of Additional Purchased Securities..........................................-10-
Section 3.2       Purchase of Additional Purchased Securities...............................................-10-
Section 3.3       Subsequent Closings.......................................................................-11-
Section 3.4       October 8, 1999 Subsequent Closing........................................................-11-
Section 3.5       October 18, 1999 Subsequent Closing.......................................................-12-

ARTICLE IV PURCHASER'S REPRESENTATIONS......................................................................-12-
Section 4.1       Investment Intention......................................................................-12-
Section 4.2       Accredited Investor.......................................................................-12-
Section 4.3       Corporate Existence.......................................................................-12-
Section 4.4       Corporate Power: Authorization: Enforceable Obligations...................................-12-

ARTICLE V COMPANY'S REPRESENTATIONS, WARRANTIES AND COVENANTS...............................................-13-
Section 5.1       Capitalization............................................................................-13-
Section 5.2       Authorization and Issuance of the Initial Purchased Securities and the Additional ........
                  Purchased Securities......................................................................-14-
Section 5.3       Securities Laws...........................................................................-15-
Section 5.4       Corporate Existence: Compliance with Law..................................................-15-
Section 5.5       Subsidiaries..............................................................................-15-
Section 5.6       Corporate Power: Authorization: Enforceable Obligations...................................-15-
Section 5.7       Financial Statements......................................................................-16-
Section 5.8       Ownership of Property.....................................................................-17-
Section 5.9       Material Contracts: Indebtedness..........................................................-17-
Section 5.10      Environmental Protection..................................................................-18-
Section 5.11      Labor Matters.............................................................................-18-
Section 5.12      Taxes.....................................................................................-19-
Section 5.13      No Litigation.............................................................................-20-
Section 5.14      Brokers...................................................................................-20-
Section 5.15      Management and Labor Agreements...........................................................-20-
Section 5.16      Patents, Trademarks, Copyrights and Licenses..............................................-20-
Section 5.17      No Material Adverse Effect................................................................-21-
Section 5.18      ERISA.....................................................................................-21-

Section 5.19      Registration Rights.......................................................................-23-
Section 5.20      Required Filings..........................................................................-23-
Section 5.21      Full Disclosure...........................................................................-23-
Section 5.22      Schedule 14C; Shareholder Approval........................................................-23-
Section 5.23      Schedule 14C; Reclassification............................................................-23-
Section 5.24      Schedule 14C; Increase of Authorized Shares...............................................-23-
Section 5.25      CIBC Credit Agreement.....................................................................-24-
Section 5.26      Use of Proceeds...........................................................................-24-

ARTICLE VI CONDITIONS PRECEDENT TO INITIAL CLOSING..........................................................-24-
Section 6.1       Conditions Precedent......................................................................-24-

ARTICLE VII CONDITIONS PRECEDENT TO SUBSEQUENT CLOSING......................................................-26-
Section 7.1       Conditions Precedent......................................................................-26-

ARTICLE VIII SECURITIES LAW MATTERS.........................................................................-30-
Section 8.1       Legends...................................................................................-30-
Section 8.2       Transfer of Restricted Securities.........................................................-30-

ARTICLE IX EXPENSES.........................................................................................-31-

ARTICLE X LIMITATION ON CLAIMS OF THE PURCHASER.............................................................-31-
Section 10.1      Limitation................................................................................-31-
                  ----------

ARTICLE XI MISCELLANEOUS....................................................................................-32-
Section 11.1      Notices...................................................................................-32-
Section 11.2      Binding Effect: Benefits..................................................................-33-
Section 11.3      Amendment.................................................................................-33-
Section 11.4      Successors and Assigns: Assignability.....................................................-33-
Section 11.5      Remedies..................................................................................-34-
Section 11.6      Section and Other Headings................................................................-34-
Section 11.7      Severability..............................................................................-34-
Section 11.8      Entire Agreement..........................................................................-34-
Section 11.9      Counterparts..............................................................................-34-
Section 11.10     Publicity.................................................................................-34-
Section 11.11     Governing Law.............................................................................-34-
Section 11.12     No Strict Construction....................................................................-35-

                             SCHEDULES AND EXHIBITS
                             ----------------------

Schedule 5.1    Stock, Preferred Stock, Options and Warrants
Schedule 5.4    Foreign Qualification
Schedule 5.5    Subsidiaries
Schedule 5.7    Financial Statements; Other Obligations
Schedule 5.8    Ownership of Property
Schedule 5.9    Material Contracts
Schedule 5.11   Labor Matters
Schedule 5.12   Taxes
Schedule 5.13   Litigation
Schedule 5.15   Management and Labor Agreements
Schedule 5.19   Registration Rights Schedule


Exhibit A       Second Certificate of Designation
Exhibit B       Opinion of Company Counsel
Exhibit C       Capitalization Chart

                              AMENDED AND RESTATED
                               PURCHASE AGREEMENT
                               ------------------

          THIS AMENDED AND RESTATED PURCHASE AGREEMENT, dated as of October 18, 1999, amends, modifies and restates in its entirety that certain Purchase Agreement, dated as of August 31, 1999 (the "Original Agreement,"), by and
                                             ------------------
between College Television Network, Inc., a Delaware corporation having an office at 5784 Lake Forrest Drive, Suite 275, Atlanta, GA 30328 (the "Company"),
                                                                      -------
and U-C Holdings, L.L.C., a Delaware limited liability company
(the "Purchaser").
      ---------

          WHEREAS, pursuant to the Original Agreement on August 31, 1999, at the Initial Closing (as defined in Article I): (i) the Purchaser purchased from the
                               ---------
Company 1,000,000 shares of the Company's series A convertible preferred stock, par value $.001 per share (the "Series A Convertible Preferred") for an
                                ------------------------------
aggregate purchase price of $15,000,000 and (ii) the Purchaser agreed to purchase, and the Company agreed to sell, from time to time after August 31, 1999, additional shares of Series A Convertible Preferred for an aggregate purchase price of up to $10,000,000 less the Guaranty Amount (as defined below).

          WHEREAS, on October 8, 1999 at the October 8, 1999 Subsequent Closing (as defined in Article I), the Purchaser purchased from the Company 33,333
               ---------
shares of Series A Convertible Preferred for an aggregate purchase price of $500,000.

          WHEREAS, the Purchaser and the Company now desire to (i) purchase, as of the date of this Agreement, additional shares of Series A Convertible Preferred, (ii) increase the aggregate amount of additional shares of Series A Convertible Preferred which Purchaser may purchase from time to time subsequent to the Initial Closing to up to $18,000,000 (inclusive of the shares purchased on October 8, 1999 and the shares purchased on the date hereof), less the Guaranty Amount, and (iii) amends and restates the Original Purchase Agreement in its entirety as set forth herein.

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:


                                   ARTICLE I
                                  DEFINITIONS

          "Additional Purchased Securities" shall mean shares of Series A
           -------------------------------
Convertible Preferred purchased by the Purchaser at each Subsequent Closing from time to time pursuant to Article III.
                         -----------

          "Affiliated Group" shall mean an affiliated group as defined in
           ----------------
Section 1504 of the IRC (or any analogous combined, consolidated or unitary group defined under state, local or foreign income tax law) of which Company is or has been a member.

          "Annual Report" shall mean the annual report of the Company on Form
           -------------
10-KSB for the fiscal year ended December 31, 1998, which has been filed with the SEC.

          "Board" shall mean the board of directors of the Company.
           -----

          "Business Day" shall mean any day that is not a Saturday, a Sunday or
           ------------
a day on which banks are required or permitted to be closed in the State of Illinois or the State of Georgia.

          "Capitalization Chart" shall have the meaning set forth in Section
           --------------------                                      -------
5.1.

          "Certificate of Incorporation" shall mean the Restated Certificate of
           ----------------------------
Incorporation of the Company filed on November 10, 1997 with the Secretary of State of the State of Delaware, and amended by the Articles of Amendment to the Restated Certificate of Incorporation, filed on May 29, 1998 with the Secretary of State of the State of Delaware, and as modified by the Original Certificate of Designation, filed on July 22, 1999, and by the Second Certificate of Designation, filed on August 31, 1999, and as the same may be further amended from time to time.

          "Charges" shall mean (A) all federal, state, county, city, municipal,
           -------
local, foreign or other governmental (including, without limitation, PBGC taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Company's employees, payroll, income or gross receipts, (ii) the Company's ownership or use of any of its assets, or
(iii) any other aspect of the Company's business, or (B) any liability of the Company for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any tax return relating thereto).

          "CIBC" shall mean the Canadian Imperial Bank of Commerce.
           ----

          "CIBC Credit Agreement" shall mean the Credit Agreement, dated as of
           ---------------------
August 31, 1999, by and between MPM, CIBC, as Agent, CIBC World Markets Corp., and the several banks and lending institutions made party thereto from time to time.

          "Class C Warrant" shall mean the Company's Class C Warrants listed on
           ---------------
the Capitalization Chart attached hereto as Exhibit C.
                                            ---------

          "Closing" shall mean each of the Initial Closing and each Subsequent
           -------
Closing, and "Closing Date" shall mean each of the Initial Closing Date and each
              ------------
Subsequent Closing Date.

          "COBRA" shall have the meaning set forth in Section 5.19(l) hereof.
           -----                                      ---------------

          "Common Stock" shall mean the common stock of the Company, par value
           ------------
$.005 per share.

          "Controlled Group" shall mean all members of a controlled group of
           ----------------
corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA.

          "Convertible Preferred" shall mean the convertible preferred stock of
           ---------------------
the Company, par value $.001 per share, having the rights and preferences set forth in the Original Certificate of Designation.

          "Environmental Laws" shall mean all federal, state and local laws,
           ------------------
statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including, without limitation, any applicable judicial or administrative order, consent decree or judgment, relative to the applicable Real Estate, relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S) 9601 et seq.) ("CERCLA"); the Hazardous Material
                                          ------
Transportation Act, as amended (49 U.S.C. (S) 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. (S) 136 et seq. ); the Resource Conservation and Recovery Act, as amended (42 U.S.C. (S) 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U. S.C.
                ----
(S) 2601 et seq.); the Clean Air Act, as amended (42 U. S.C. (S) 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. (S) 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. (S) 651 et sec.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. (S) 300f
        ----
et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "Environmental Liabilities and Costs" shall mean all liabilities,
           -----------------------------------
obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including, without limitation, any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Spill or the presence of a hazardous substance or threatened Spill of any Hazardous Substance.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974
           -----
(or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

          "ERISA Affiliate" shall mean, with respect to the Company, any trade
           ---------------
or business (whether or not incorporated) under common control with the Company and which, together with the Company, are treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the IRC, excluding the Purchaser and each other Person which would not be an ERISA Affiliate if the Purchaser did not own any issued and outstanding shares of Stock of the Company.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, and all rules and regulations promulgated thereunder.

          "Financials" shall mean the financial statements referred to in
           ----------
Section 5.7 hereof.
-----------

          "Fiscal Year" shall mean the twelve month period ending December 31.
           -----------
Subsequent changes of the fiscal year of the Company shall not change the term "Fiscal Year," unless the Purchaser shall consent in writing to such change.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America as in effect from time to time.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Indebtedness" shall mean, as to any Person, any obligation
           -----------------------
of such Person guaranteeing any Indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor")
             -------------------                             ---------------
in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

          "Guaranty Amount" shall mean at any given time the sum of (i) the
           ---------------
maximum amount which could be payable at such time by the Purchaser pursuant to the Guaranty, plus (ii) the aggregate amount of payments actually made by the Purchaser from time to time pursuant to the Guaranty, plus (iii) (without duplication of the amount referenced in subparagraphs (i) and (ii) above) the maximum amounts which could be payable at such time by Willis Stein & Partners II,

L.P., a Delaware limited partnership ("Fund II"), and by Willis Stein &
                                       -------
Partners Dutch, L.P., a Delaware limited partnership ("Dutch" and together with
                                                       -----
Fund II, the "Funds"), pursuant to the Guaranty, dated as of August 31, 1999, by
              -----
each of Fund II and Dutch in favor of CIBC and/or its affiliates or co-lenders (the "Fund Guaranty"), plus (iv) (without duplication of the amounts referenced
      -------------
in subparagraphs (i) and (ii) above) the aggregate amount of any payments actually made by each of the Funds from time to time pursuant to the Fund Guaranty. As of the date hereof, the Guaranty Amount is equal to $6,000,000.

          "Guaranty" means that certain Guaranty, dated as of August 31, 1999,
           --------
by the  Purchaser in favor of CIBC and/or its affiliates or co-lenders.

          "Hazardous Substances" shall have the meaning set forth in Section
           --------------------                                      -------
5.10(a) hereof.
-------

          "Indebtedness" of any Person shall mean (i) all indebtedness of such
           ------------
Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all capital lease obligations required to be capitalized in accordance with GAAP, (v) all Guaranteed Indebtedness, (vi) all Indebtedness referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (vii) all liabilities under Title IV of ERISA.

          "Initial Closing" shall have the meaning set forth in Section 2.3
           ---------------                                      -----------
hereof and "Initial Closing Date" shall have the meaning set forth in Section
            --------------------                                      -------
2.3  hereof.
---

          "Initial Purchased Securities" shall mean the Series A Convertible
           ----------------------------
Preferred purchased by the Purchaser at the Initial Closing pursuant to Section
                                                                        -------
2.2 of this Agreement.
---

          "IRC" shall mean the Internal Revenue Code of 1986, as amended, and
           ---
any successor thereto.

          "IRS" shall mean the Internal Revenue Service, or any successor
           ---
thereto.

          "LaSalle Credit Agreement" shall mean the Credit Agreement, dated as
           ------------------------
of July 26, 1999, by and between the Company and LaSalle Bank National Association, as amended, restated and modified from time to time.

          "Lien" shall mean any mortgage or deed of trust, pledge,
           ----
hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation, any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest as to assets owned by the relevant Person under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Material Adverse Effect" shall mean material adverse effect on the
           -----------------------
business, assets, operations, prospects or financial or other condition of the Company.

          "Material Contracts" shall mean (i) all of the Company's contracts,
           ------------------
agreements, leases or other instruments to which the Company is a party or by which the Company or its properties are bound, which in the Company's good faith judgment are required to be disclosed as exhibits to the Company's annual report on Form 10-KSB, (ii) all of the Company's loan agreements, bank lines of credit agreements, indentures, mortgages, deeds of trust, pledge and security agreements, factoring agreements, conditional sales contracts, letters of credit or other debt instruments, (iii) all material operating or capital leases for equipment to which the Company is a party, (iv) all non-competition and similar agreements other than as contained in employment agreements to which the Company is a party, (v) all contracts for the employment of any officer or employee,
(vi) all consulting agreements, (vii) any guarantees by the Company, (viii) all distributor and sales agency agreements, (ix) all other material contracts not made in the ordinary course of business, and (x) all material contracts relating to the operation of the Company or, the production of or programming for the Company or related to the technology utilized by the Company.

          "MPM" shall mean Armed Forces Communications, Inc., a New York
           ---
corporation doing business as Market Place Media.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
           ------------------
Section 4001 (a)(3) of ERISA, and to which Company or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "October 8, 1999 Subsequent Closing" shall have the meaning set forth
           ----------------------------------
in Section 3.4.
   -----------

          "October 18, 1999 Subsequent Closing" shall have the meaning set forth
           -----------------------------------
in Section 3.5.
   -----------

          "Options" shall mean the options listed on the Capitalization Chart
           -------
attached hereto as Exhibit C.
                   ---------

          "Original Certificate of Designation" shall mean the Certificate of
           -----------------------------------
Designation filed with the Secretary of State of the State of Delaware on July 22, 1999, containing the terms and preferences of the Company's Convertible Preferred.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
successor thereto.

          "Pension Plan" shall mean all "employee benefit plans", as defined in
           ------------
Section 3(3) of ERISA, and any other employee benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs (the "Plans") maintained by the Company or to which the Company contributed,
 -----
contributes or is obligated to contribute thereunder, and (ii) all "employee pension plans", as defined in Section 3(2) of ERISA, maintained by the Company or any of its ERISA Affiliates to which the Company or any of its ERISA Affiliates contributed, contributes or is obligated to contribute thereunder.

          "Permitted Indebtedness" shall mean, with respect to the Company, (i)
           ----------------------
taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (ii) obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation;
(iii) bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company is a party as lessee made in the ordinary course of business, (iv) public or statutory obligations of the Company; (v) all deferred taxes and (vi) all unfunded pension fund and other employee benefit plan obligations and liabilities but only to the extent permitted to remain unfunded under applicable law.

          "Person" shall mean any individual, sole proprietorship, partnership,
           ------
limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Plan of Reclassification" shall mean the Company's Plan of
           ------------------------
Reclassification, dated as of August 31, 1999 and approved by the Board and a majority of the shareholders of the Company in accordance with Delaware General Corporation Law, to reclassify 309,998 shares of Convertible Preferred into 309,998 shares of Series A Convertible Preferred. On September 28, 1999 a
Schedule 14C Information Statement was filed with the SEC in connection with such Plan of Reclassification and shall become effective on October 18, 1999.

          "Private Placement Warrants" shall mean the Company's private
           --------------------------
placement warrants listed on the Capitalization Chart attached hereto as Exhibit
                                                                         -------
C.
-

          "Registration Rights Agreement" shall mean the Registration Rights
           -----------------------------
Agreement between the Company and the Purchaser, dated as of April 25, 1997, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Restricted Securities" shall mean (i) the Initial Purchased
           ---------------------
Securities and the Additional Purchased Securities issued hereunder, and (ii) any securities issued and exchanged with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 8.1 have been
                                                   -----------
delivered by the Company in accordance with Section 8.2.  Whenever any
                                            -----------
particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor but without bearing a Securities Act legend of the character set forth in Section 8.1.
         -----------

          "SEC" shall mean the U.S. Securities and Exchange Commission, or any
           ---
successor thereto.

          "Second Certificate of Designation" shall mean the Company's Second
           ---------------------------------
Certificate of Designation, attached hereto as Exhibit A, filed with the
                                               ---------
Secretary of State of the State of Delaware on August 31, 1999, as amended, modified or restated from time to time after the date hereof, setting forth the rights and preferences of the Series A Convertible Preferred.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and all rules and regulations promulgated thereunder.

          "Series A Convertible Preferred" shall mean the Series A Convertible
           ------------------------------
Preferred stock of the Company defined in the recitals and having the rights and preferences set forth in the Second Certificate of Designation.

          "Shareholder Approval" shall have its meaning set forth in the Second
           --------------------
Certificate of Designation.

          "Spill" shall have the meaning set forth in Section 5.10.
           -----                                      ------------

          "Stock" shall mean all shares, options, warrants, general or limited
           -----
partnership interests, limited liability company membership interest, participations or other equivalents

(regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other equity security (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

          "Subsequent Closing" shall have the meaning set forth in Section 3.3
           ------------------                                      -----------
hereof and "Subsequent Closing Date" shall have the meaning set forth in Section
            -----------------------                                      -------
3.3  hereof.
---

          "Subsidiary" shall mean, with respect to any Person, (a) any
           ----------
corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

          "Transaction Documents" shall mean this Agreement, the Registration
           ---------------------
Rights Agreement, the Second Certificate of Designation, the Guaranty, the Fund Guaranty, the Plan of Reclassification, the CIBC Credit Agreement and all certificates and other documents related to the transactions contemplated hereby and thereby.

          "Warrants" shall mean the Company's Private Placement Warrants and
           --------
Class C Warrants.

          References to this "Agreement" shall mean this Amended and Restated
                              ---------
Purchase Agreement, including all amendments, modifications and supplements and any exhibits or schedule to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement, as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

                                   ARTICLE II
                                INITIAL CLOSING

          Section 2.1  Authorization of Initial Purchased Securities.  At or
                       ---------------------------------------------
prior to the Initial Closing, the Company duly authorized the issuance and sale of the Initial Purchased Securities.

          Section 2.2  Purchase of Initial Purchased Securities.  Subject to the
                       ----------------------------------------
terms and conditions set forth in this Agreement, on the Initial Closing Date (as defined below), the Purchaser purchased from the Company, and the Company sold to the Purchaser, an aggregate of 1,000,000 shares of Series A Convertible Preferred for a purchase price of $15 per share (the "Per Share Price") for an
                                                      ---------------
aggregate purchase price of $15,000,000 (the "Initial Purchase Price").  The
                                              ----------------------
Initial Purchase Price was paid in full by the Purchaser on the Initial Closing Date in cash by wire transfer of immediately available funds to an account designated by the Company.

          Section 2.3  Initial Closing.  The closing of the purchase and sale of
                       ---------------
the Initial Purchased Securities (the "Initial Closing") took place on August
                                       ---------------
31, 1999 (the "Initial Closing Date") at the New York office of Kirkland & Ellis
               --------------------
located at 153 East 53rd Street, New York, New York. On the Initial Closing Date, the Company delivered to the Purchaser a certificate representing the shares of Series A Convertible Preferred representing the Initial Purchased Securities purchased by the Purchaser registered in the name of the Purchaser against delivery by the Purchaser of the Initial Purchase Price by payment of cash by wire transfer of immediately available funds to the Company in accordance with Section 2.2 hereof.
                -----------

                                  ARTICLE III
                              SUBSEQUENT CLOSINGS

          Section 3.1  Authorization of Additional Purchased Securities.  At or
                       ------------------------------------------------
prior to any Subsequent Closing, the Company shall have duly authorized the issuance and sale of the Additional Purchased Securities to be purchased at such Subsequent Closing.

          Section 3.2  Purchase of Additional Purchased Securities.  Subject to
                       -------------------------------------------
the terms and conditions set forth in this Agreement, from time to time after the Initial Closing and until:

          (a) the first anniversary of the Initial Closing, with respect to the purchase of Additional Purchased Securities in accordance with Section 3.3(a)
                                                               --------------
below, upon the Company's written notice, the Purchaser shall purchase from the Company at any Subsequent Closing a cumulative total amount (assuming a Guaranty Amount equal to zero) of up to 1,200,000 shares of Series A Convertible Preferred, at price per share equal to the Per Share Price and an aggregate purchase price of up to $18,000,000 less the Guaranty Amount; and

          (b) so long as either the Guaranty or the Fund Guaranty remains outstanding, or so long as the Purchaser or the Funds have any outstanding obligations thereunder, the Purchaser shall have the right to purchase from the Company at any Subsequent Closing, in accordance with Section 3.3(b) below, up to an aggregate
                                       --------------
number of shares of Additional Purchased Securities equal to the quotient obtained by dividing the initial Guaranty Amount by the Per Share Price, for a price per share equal to the Per Share Price and for an aggregate purchase price of up to the initial Guaranty Amount.

          With respect to either Section 3.2(a) and Section 3.2(b), the
                                 --------------     --------------
aggregate purchase price for the Additional Purchased Securities purchased at any Subsequent Closing shall be equal to the Per Share Price multiplied by the number of shares of Series A Convertible Preferred purchased at such Subsequent Closing.

          Section 3.3  Subsequent Closings. Subject to the terms and conditions
                       -------------------
contained herein (including the satisfaction of the conditions set forth in
Article VII), upon either:
-----------

          (a) the Company's written notice (which such notice may be waived by the parties to this Agreement) specifying (i) the proposed Subsequent Closing Date (which shall not be less than 20 nor more than 60 Business Days after delivery of such notice), (ii) the amount of Additional Purchased Securities to be purchased and (iii) such other information as may be requested by the Purchaser; or

          (b) a payment by the Purchaser with respect to the Guaranty, or a payment by either Fund II or Dutch with respect to either Fund Guaranty, in each case whether as a result of (x) a call on the Guaranty or the Fund Guaranty by CIBC or (y) either the Purchaser or the Funds electing to make an investment which has the effect of reducing the amount outstanding under the Guaranty or the Fund Guaranty (as applicable) (in which event the Purchaser may elect to purchase a number of Additional Purchased Securities equal to the quotient obtained by dividing the amount of such payment by the Per Share Price for an aggregate purchase price equal to the amount of such reduction).
the closing of a purchase and sale of the Additional Purchased Securities in accordance to either (a) or (b) above (each, a "Subsequent Closing") shall take
                                                ------------------
place on such proposed Subsequent Closing Date, or other date mutually agreed to by the parties hereto (the "Subsequent Closing Date"), at the offices of
                            -----------------------
Kirkland & Ellis at 200 East Randolph Street, Chicago, Illinois or at 153 East 53rd Street, New York, New York, or such other place as shall be mutually agreed to by the parties hereto. On each Subsequent Closing Date, the Company will deliver to the Purchaser a certificate representing the number of shares of Series A Convertible Preferred purchased at such Subsequent Closing which represents the Additional Purchased Securities purchased by the Purchaser at such Subsequent Closing to be registered in the name of the Purchaser against delivery by the Purchaser of the purchase price therefor by payment of cash to the Company in accordance with Section 3.2.
                               -----------

          Section 3.4  October 8, 1999 Subsequent Closing.  The first Subsequent
                       ----------------------------------
Closing took place on October 8, 1999 (the "October 8, 1999 Subsequent Closing")
                                            ----------------------------------
in accordance with Section 3.3(a) (except that the parties waived the prior
                   --------------
written notice requirement set forth in
subclause (i) thereof). At the October 8, 1999 Subsequent Closing, the Purchaser purchased from the Company 33,333 shares of Series A Convertible Preferred at the Per Share Price for an aggregate purchase price equal to $500,000 in cash by wire transfer of immediately available funds to an account designated by the Company.

          Section 3.5  October 18, 1999 Subsequent Closing.  The first
                       -----------------------------------
Subsequent Closing to occur after the October 8, 1999 Subsequent Closing shall take place on October 18, 1999 (the "October 18, 1999 Subsequent Closing") in
                                     -----------------------------------
accordance with Section 3.3(a) (except that the parties hereby waive the prior
                --------------
written notice requirement set forth in subclause (i) thereof). At the October 18, 1999 Subsequent Closing, the Purchaser shall purchase from the Company, and the Company shall sell to the Purchaser, on and subject to the terms and conditions set forth in this Agreement, 153,334 shares of Additional Purchased Securities at the Per Share Price for an aggregate purchase price equal to $2,300,000.



                                   ARTICLE IV
                          PURCHASER'S REPRESENTATIONS

          As of the Initial Closing and as of each Subsequent Closing, the Purchaser makes the following representations and warranties to the Company, each and all of which shall survive the execution and delivery of this Agreement and each Closing hereunder:

          Section 4.1  Investment Intention. The Purchaser is purchasing the
                       --------------------
Initial Purchased Securities and the Additional Purchased Securities for its own account, for investment purposes and not with a view to the distribution thereof. The Purchaser will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Initial Purchased Securities or the Additional Purchased Securities (or solicit any offers to buy, purchase, or otherwise acquire any of the Initial Purchased Securities or the Additional Purchased Securities), except in compliance with the Securities Act.

          Section 4.2  Accredited Investor.   The Purchaser is an "accredited
                       -------------------
investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and it is able to afford a complete loss of such investment.

          Section 4.3   Corporate Existence.  The Purchaser is a limited
                        -------------------
liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

          Section 4.4  Corporate Power: Authorization: Enforceable Obligations.
                       -------------------------------------------------------
The execution, delivery and performance by the Purchaser of the Transaction Documents to be executed by it: (i) are within Purchaser's power, as applicable; (ii) have been duly authorized by all necessary action, as applicable; (iii) are not in contravention of any provision of the Purchaser's governing documents, as applicable; and (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality binding on the Purchaser. The Purchaser has full power and authority to perform its obligations under the Transaction Documents. The Transaction Documents to which the Purchaser is a party have each been duly executed and delivered by Purchaser and constitute the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).


                                   ARTICLE V
              COMPANY'S REPRESENTATIONS, WARRANTIES AND COVENANTS

          As of the Initial Closing and as of each Subsequent Closing, the Company makes the following representations, warranties and covenants to the Purchaser, each and all of which shall survive the execution and delivery of this Agreement and the Initial Closing and each Subsequent Closing hereunder:

          Section 5.1  Capitalization.
                       --------------

          (a) The "Capitalization Chart" attached hereto as Exhibit C sets forth
                   --------------------                     ---------
a true and complete description of all authorized, issued and outstanding shares of Common Stock, Convertible Preferred and Series A Convertible Preferred of the Company by including a description of (i) the number of shares of each class of Stock of the Company issued and outstanding and (ii) the number and class of all outstanding warrants, options and other securities convertible into, or exchangeable for, shares of Common Stock or other securities of the Company. After giving effect to the purchase of the Initial Purchased Securities at the Initial Closing: (i) 1,153,726 shares (subject to antidilution adjustment with respect to the purchase of the Initial Purchased Securities and the Additional Purchased Securities on or prior to October 18, 1999) of Common Stock are reserved for issuance upon exercise of the Private Placement Warrants, (ii) 924,832 shares of Common Stock are reserved for issuance upon exercise of the Class C Warrants (subject to antidilution adjustment with respect to the purchase of the Initial Purchased Securities and the Additional Purchased Securities on or prior to October 18, 1999), (iii) 678,432 shares of Common Stock are reserved for issuance upon conversion of the Convertible Preferred,
(iv) 3,333,333 shares of Common Stock are reserved for issuance upon conversion of the Series A Convertible Preferred (including the Series A Convertible Preferred purchased at the Initial Closing), and (v) 2,914,933 shares of Common Stock are reserved for issuance upon exercise of the Options.

          (b) After giving effect to the purchase of the Additional Purchased Securities at the October 18 Subsequent Closing: (i) 1,153,726 shares (subject to antidilution adjustment with respect to the purchase of the Initial Purchased Securities and the Additional Purchased Securities on or prior to October 18,
1999) of Common Stock are reserved for issuance upon exercise of the Private Placement Warrants, (ii) 924,832 shares of Common Stock are reserved for issuance upon exercise of the Class C Warrants (subject to antidilution adjustment with respect to the purchase of the Initial Purchased Securities and the Additional Purchased Securities on or prior to October 18, 1999), (iii) no shares of Common Stock are reserved for issuance upon conversion of the Convertible Preferred, (iv) 4,988,884 shares of Common Stock are reserved for issuance upon conversion of the Series A Convertible Preferred (including the Series A Convertible Preferred purchased at the Initial Closing), and (v) 2,914,933 shares of Common Stock are reserved for issuance upon exercise of the Options.

          (c) All issued and outstanding Stock of the Company listed on the Capitalization Chart is duly authorized, validly issued, fully paid and non-assessable. Schedule 5.1 hereto or the Annual Report contains a complete and
             ------------
correct list of all stockholders of the Company owning, to the knowledge of the Company, more than 5% of the outstanding Stock of the Company and the number of shares or warrants owned by each. Except as set forth on Schedule 5.1 or the
                                                          ------------
Annual Report and except as to the outstanding shares of Convertible Preferred, shares of Series A Convertible Preferred, Options and Warrants, (i) there is no existing option, warrant, call, commitment or other agreement to which the Company is a party requiring, and there are no convertible securities of the Company outstanding which upon conversion would require, the issuance of any additional shares of Stock of the Company or other securities convertible into shares of equity securities of the Company, (ii) there are no agreements or obligations (contingent or otherwise) requiring the Company to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, and (iii) there are no agreements to which the Company is a party or, to the knowledge of the Company, to which any stockholder or warrant holder of the Company is a party, with respect to the voting or transfer of the Stock of the Company. Except as set forth on Schedule 5.1 or the Annual Report, there are no stockholders'
         ------------
preemptive rights or rights of first refusal or other similar rights with respect to the issuance of the Initial Purchased Securities or the Additional Purchased Securities by the Company. True and correct copies of the Certificate of Incorporation and by-laws of the Company have been delivered to the Purchaser.

          Section 5.2  Authorization and Issuance of the Initial Purchased
                       ---------------------------------------------------
Securities and the Additional Purchased Securities.  The issuances of the
--------------------------------------------------
Initial Purchased Securities, the Additional Purchased Securities purchased pursuant to the Guaranty or the Fund Guaranty and the Additional Purchased Securities Purchased at the October 8, 1999 Subsequent Closing and the October18, 1999 Subsequent Closing, have been duly authorized by all necessary corporate action on the part of the Company and, upon delivery to the Purchaser of certificates therefor against payment in accordance with the terms hereof, the Initial Purchased Securities and the Additional Purchased Securities will have been validly issued and fully paid and nonassessable, free and clear of all pledges, liens, encumbrances and preemptive rights. The issuance of shares upon the conversion of the Series A

Convertible Preferred has been duly authorized by all necessary corporate action on the part of the Company and, when issued upon conversion of the Series A Convertible Preferred, such Common Stock will have been validly issued and fully paid and non-assessable.

          Section 5.3  Securities Laws.  In reliance on the representations of
                       ---------------
the Purchaser contained in Section 4.1 and 4.2, the offer, issuance, sale and
                           -----------     ---
delivery of the Initial Purchased Securities and the Additional Purchased Securities, as provided in this Agreement, are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and are otherwise in compliance with such laws. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Initial Purchased Securities or the Additional Purchased Securities under the Securities Act and the rules and regulations of the SEC thereunder) which might subject the offering, issuance or sale of the Initial Purchased Securities or the Additional Purchased Securities to the registration requirements of Section 5 of the Securities Act. No information contained in the documents filed with the SEC contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which made.

          Section 5.4  Corporate Existence: Compliance with Law.  The Company
                       ----------------------------------------
(i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) except as indicated on Schedule 5.4, is
                                                               ------------
duly qualified as a foreign corporation and in good standing under the laws of Alabama, Arizona, California, Delaware, Georgia, Illinois, Massachusetts, New York, and Vermont and each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now being conducted in all material respects; (iv) has, or has applied for, all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its Certificate of Incorporation and by-laws in all material respects; and (vi) is in compliance with all applicable provisions of applicable laws, including, but not limited to, the Securities Act and the Exchange Act, except for such non-compliance which would not have a Material Adverse Effect. The Company has timely filed all reports with the SEC required by the Securities Act and Exchange Act and a Rule 144 exemption is available to qualified holders of Stock of the Company.

          Section 5.5  Subsidiaries.  Except for MPM and those entities listed
                       ------------
on the Schedule 5.5, there currently exist no Subsidiaries of the Company and
       ------------
the Company has no equity interest in any other Person.  Each entity listed on
Schedule 5.5 is wholly-owned by the Company, except as otherwise expressly
------------
disclosed therein.

          Section 5.6  Corporate Power: Authorization: Enforceable Obligations.
                       -------------------------------------------------------
The execution, delivery, and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and all instruments and documents to be delivered by the Company, the issuance and sale of (i) the Initial Purchased Securities, (ii) any Additional Purchased Securities purchased pursuant to the Guaranty or the Fund Guaranty and (iii) the Additional Purchased Securities purchased at each Subsequent Closing, and the consummation of the other transactions contemplated by any of the foregoing (subject to the reclassification of the Convertible Preferred into the Series A Convertible Preferred in accordance with Section 6.1(d) and the increase in the number of
                             --------------
authorized shares of Series A Convertible Preferred in accordance with Section
                                                                       -------
7.1(s)): (i) are within the Company's corporate power and authority; (ii) have
------
been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the Company's Certificate of Incorporation or by-laws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company is a party or by which the Company or any of their property is bound; (vi) will not result in the creation or imposition of any Lien upon the capital stock or any of the property of the Company and (vii) do not require the consent or approval of, or any filing with, any Governmental Authority or any other Person (except to the extent previously obtained or made). Except for Shareholder Approval and the approval of the majority shareholder of Common Stock with respect to the increase in the number of authorized shares of Series A Convertible Preferred in accordance with
Section 7.1(s) (which majority shareholder approval has been duly obtained), the
--------------
execution, delivery and performance of this Agreement and the transactions contemplated herein do not require approval or consent of the shareholders or other holders of Stock of the Company or the approval or authorization of any Governmental Authority, NASDAQ (except for the listing of additional shares pursuant to NASD Rule 4310(c)(17) regarding notice of issuance of additional securities), other securities exchange or any other Person. Each of this Agreement and the other Transaction Documents shall have been duly executed and delivered by the Company and each shall then constitute a legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          Section 5.7  Financial Statements.
                       --------------------

          (a) The audited financial statements of the Company dated as of December 31, 1998 (the "Financials") have been prepared in accordance with the
                         ----------
books and records of the Company, present fairly the financial condition of the Company as of the respective dates indicated therein and the results of operations for the respective periods indicated therein, and have been prepared in accordance with GAAP applied on a consistent basis.

          (b) Except as set forth on Schedule 5.7 or the Annual Report, the
                                     ------------
Company has no material obligations, contingent or otherwise, including, without limitation, liabilities for Charges, long-term leases or long-term commitments which are not reflected in the Financials, other than those incurred since December 31, 1998 in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, or any claim or lawsuit).

          (c) No dividends or other distributions have been declared, paid or made upon any Stock of the Company, nor has any Stock of the Company been redeemed, retired, purchased or otherwise acquired for value by the Company since December 31, 1998.

          Section 5.8  Ownership of Property.
                       ---------------------

          (a) The Company does not own any real estate.  Except as set forth on

Schedule 5.8 or the Annual Report, the Company owns, has a valid leasehold
------------
interest in, or has a valid license to use, all material assets, properties and rights, whether tangible or intangible, necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

          (b) All real property leased by the Company is set forth on Schedule
                                                                      --------
5.8 or the Annual Report.  Each of such leases is valid and enforceable in
---
accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)) and is in full force and effect. Except as set forth on Schedule 5.8 or the Annual Report, the Company is not in default of
         ------------
its obligations under any material lease or has it delivered or received any notice of default under any such lease, nor to the knowledge of the Company has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease.

          Section 5.9  Material Contracts: Indebtedness.  Each Material Contract
                       --------------------------------
is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)), and the Company has no knowledge that any Material Contract is not a valid and binding agreement against the other parties
thereto.   Except as set forth in Schedule 5.9 or the Annual Report, the Company
                                  ------------
is not in material default or breach (whether with or without the passage of time, the giving of notice or both) or in receipt of any claims of default or breach in either case that could reasonably be expected to have a Material Adverse Effect, nor to the Company's knowledge is any third party in default or breach, under or with respect to any Material Contract. Except as set forth on Schedule 5.9 or the Annual Report, the Company has no Indebtedness
         ------------
except for indebtedness under the LaSalle Credit Agreement and except for Permitted Indebtedness.

          Section 5.10  Environmental Protection.
                        ------------------------

          (a) To the Company's actual knowledge without independent investigation, all real property owned, leased or otherwise operated by the Company and each Subsidiary (a "Facility") is free of contamination from any
                                --------
substance, waste or material (i) currently identified to be toxic or hazardous pursuant to, or which may result in liability under, any Environmental Law or
(ii) within the definition of a substance which is toxic or hazardous under any Environmental Law, including, without limitation, any asbestos, PCB, radioactive substance, methane, volatile hydrocarbons, industrial solvents, oil or petroleum or chemical liquids or solids, liquid or gaseous products, or any other material or substance which has in the past or could at any time in the future cause or constitute a health, safety, or environmental hazard to any Person or property or result in any Environmental Liabilities and Costs ("Hazardous Substance") of
                                                       -------------------
more than $25,000 or which, in either case, could have a Material Adverse Effect. Nor has the Company caused or suffered to occur any release, Spill, migration, leakage, discharge, spillage, uncontrolled loss, seepage, or filtration of Hazard Substances at or from the Facility (a "Spill") which could
                                                            -----
result in Environmental Liabilities and Costs in excess of $25,000.

          (b) The Company and each Subsidiary has generated, treated, stored and disposed of any Hazardous Substances in full compliance with applicable Environmental Laws, except for such non-compliances which would not have a Material Adverse Effect.

          (c) The Company and each Subsidiary has obtained, or has applied for, and is in full compliance with and in good standing under all permit required under Environmental Laws (except for such failures which would not have a Material Adverse Effect). The Company does not have any knowledge of any proceedings to substantially modify or to revoke any such permit.

          (d) There are no investigations, proceedings or litigation pending or, to the Company's knowledge, threatened, affecting or against the Company or the Facilities relating to Environmental Laws or Hazardous Substances.

          (e) Since April 25, 1997, the Company has not received any communication or notice (including, without limitation, requests for information) indicating the potential of Environmental Liabilities and Costs against the Company.

          Section 5.11  Labor Matters.
                        -------------

          (a) There are no strikes or other labor disputes against the Company pending or to the Company's knowledge threatened. Hours worked by and payment made to employees of the Company have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Company on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Company. There is no organizing activity involving the Company pending or, to the Company's knowledge, threatened by any labor union or group of employees that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. There are no representation proceedings pending or, to the Company's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Company has made a pending demand for recognition. Except as set forth on Schedule 5.11, there are no complaints or charges against the
             -------------
Company pending or, to the Company's knowledge, threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company of any individual.

          (b) The Company is not, and during the five years preceding the date hereof was not, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company.

          Section 5.12  Taxes.  Except as otherwise disclosed on Schedule 5.12,
                        -----                                    -------------
all federal, state, local and foreign tax returns, reports and statements required to be filed by the Company and each Affiliated Group have been timely filed with the appropriate Governmental Authority except where the failure to file such report or statement would not have a Material Adverse Effect and all such returns, reports and statements are true, correct and complete in all material respects. Except as otherwise disclosed on Schedule 5.12, all Charges
                                                     -------------
and other impositions due and payable for the periods covered by such returns, reports and statements have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof or any such fine, penalty, interest or late charge has been paid. Except as otherwise disclosed on Schedule 5.12, proper and accurate amounts have been
                       -------------
withheld by the Company from its employees, independent contractors, or other third parties for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. The Company has not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Except as otherwise disclosed on Schedule 5.12, no
                                                             -------------
tax audits or other administrative or judicial proceedings are pending or threatened with regard to any Charges for which the Company may be liable and which would reasonably be expected to have a Material Adverse Effect and no assessment of Charges is proposed against the Company. The Company has not filed a consent pursuant to IRC Section 341(f) or agreed to have IRC Section 341(f)(2) apply to any dispositions of subsection (f) assets (as such term is defined in IRC Section 341(f)(4)). None of the property owned by the Company is property which such the Company is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt" use property, within the meaning of IRC Section 168(h). The Company has not agreed or has been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. The Company has no obligation under any written tax sharing agreement. The Company is not a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual obligation to indemnify any other person with respect to any Charges. The Company has not made any payments, and is not and will not become obligated (under any contract entered into on or before the Initial Closing Date) to make any payments, that will be non-deductible under Section 280G of the IRC (or any corresponding provision of state, local or foreign income tax law). The Company will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Initial Closing Date, to include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Initial Closing Date or (B) as a result of any deferred intercompany gain described in Treasury Regulation Sections 1. 1502-13 of former Treasury Regulations Section 1. 1502-14 or any excess loss account described in Treasury Regulation Section 1. 1502-19 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law), to include any item of income in taxable income for any taxable period (or portion thereof) ending after the Initial Closing Date, in each case, which would reasonably be expected to have a Material Adverse Effect. The Company has not been a member of an Affiliated Group other than one of which the Company was the common parent, or filed or been included in a combined, consolidated or unitary income tax return, other than one filed by the Company.

          Section 5.13  No Litigation.  Except as set forth on Schedule 5.13, no
                        -------------                          -------------
action, claim or proceeding is now pending or, to the knowledge of the Company, threatened against the Company (or to the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to its business or proposed business activities), or pending or threatened by the Company against any third party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators.

          Section 5.14  Brokers.  No broker or finder acting on behalf of the
                        -------
Company brought about the consummation of the transactions contemplated pursuant to this Agreement and the Company has no obligation to any Person in respect of any finder's or brokerage fees (or any similar obligation) in connection with the transactions contemplated by this Agreement. The Company is solely responsible for the payment of all such finder's or brokerage fees.

          Section 5.15  Management and Labor Agreements.  Except as set forth on
                        -------------------------------
Schedule 5.15 or the Annual Report, there are no management agreements covering
-------------
officers of the Company.

          Section 5.16  Patents, Trademarks, Copyrights and Licenses.  The
                        --------------------------------------------
Company owns all licenses, patents, patent applications, copyrights, service marks, trademarks and registrations and applications for registration thereof, and trade names necessary to continue to conduct its business as heretofore conducted by it and now being conducted by it. To the Company's knowledge, the Company conducts its businesses without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others and the Company has received no notices claiming any such infringement. To the

Company's knowledge, there is no infringement by others of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of the Company.

          Section 5.17  No Material Adverse Effect. To the Company's knowledge,
                        --------------------------
no event has occurred since April 25, 1997 which has had or could be reasonably expected to have a Material Adverse Effect; provided, however, the Purchaser acknowledges that it has been advised that the Company has operated at a loss and has had negative cash flow since October 31, 1998.

          Section 5.18  ERISA.
                        -----

          (a) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty, other than the obligations of the Company to fund the benefits provided under the Pension Plan.

          (b) All contributions (if any) have been made to any Multiemployer Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the IRC, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

          (c) The Pension Plans and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the IRC, and nothing has occurred with respect to the operation of the Pension Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty, or tax under ERISA or the IRC.

          (d) All contributions required by law or pursuant to the terms of the Plans (without regard to any waivers granted under Section 412 of the IRC) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension) and no accumulated funding deficiencies exist in any of the Pension Plans subject to Section 412 of the IRC.

          (e) There is no "amount of unfunded benefit liabilities" as defined in
Section 4001 (a) (18) of ERISA in any of the respective Pension Plans, which are subject to Title IV of ERISA. Each of the respective Pension Plans are fully funded in accordance with the actuarial assumptions used by the PBGC to determine the level of funding required in the event of the termination of the Pension Plan and all benefit liabilities do not exceed the assets of such Pension Plans.

          (f) There have been no "reportable events" as that term is defined in
Section 404 of ERISA and the regulations thereunder with respect to the Pension Plans subject to Title IV of ERISA which would require the giving of notice, or any event requiring disclosure under Sections 4041(c)(3)(C), 4063(a) or 4068(f) of ERISA.

          (g) There is no material violation of ERISA with respect to the filing of applicable reports, documents, and notice, regarding the Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Plans.

          (h) To the knowledge of the Company, there are no pending actions, claims or lawsuits which have been asserted or instituted against the Plans, the assets of any of the trusts under such Plans or the plan sponsor or the plan administrator, or against any fiduciary of the Plans with respect to the operation of such Plans (other than routine benefit claims), nor does the Company have knowledge of facts which could form the basis for any such claim or lawsuit.

          (i) All amendments and actions required to bring the Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law, regulation or order pronounced by the IRS, to be made or taken until a date after the applicable Closing Date.

          (j) The Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable Federal and state law, and the Company or "party in interest" or "disqualified person" with respect to the Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the IRC or Section 406 of ERISA.

          (k) Neither the Company nor any ERISA Affiliate has terminated any Pension Plan subject to Title IV, or incurred any outstanding liability under
Section 4062 of ERISA to the PBGC, or to a trustee appointed under Section 4042 of ERISA.

          (l) Neither the Company nor any ERISA Affiliate maintains retiree life and retiree health insurance plans which are Welfare Plans and which provide for continuing benefits or coverage for any participant or any beneficiary of a participant except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). The
                                         -----

Company and each ERISA Affiliate which maintains a Welfare Plan has complied with the notice and continuation requirements of COBRA and the regulations thereunder in all material respects.

          (m) Neither the Company nor any ERISA Affiliate has contributed or been obligated to contribute to a Multiemployer Plan as of the applicable Closing.

          (n) Neither the Company nor any ERISA Affiliate has withdrawn in a complete or partial withdrawal from any Multiemployer Plan prior to the applicable Closing Date, nor has any of them incurred any liability due to the termination or reorganization of a Multiemployer Plan.

          Section 5.19  Registration Rights.  Except as listed on Schedule 5.19
                        -------------------                       -------------
and except pursuant to the Registration Rights Agreement or as set forth in the Annual Report, the Company is not under obligation to register any of its securities pursuant to the Securities Act.

          Section 5.20  Required Filings. As of the date hereof, the Company has
                        ----------------
made all required filings under the Securities Act and Exchange Act and all information contained in such filings are true and correct in all material respects and do not contain any untrue information or omit to state a material fact necessary to make any statements contained in such filings not misleading in light of the circumstances under which they were made.

          Section 5.21  Full Disclosure.  No information contained in this
                        ---------------
Agreement, any other Transaction Document (to the extent applicable), the Financials or any written statement furnished by or on behalf of the Company pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

          Section 5.22  Schedule 14C; Shareholder Approval.  The Company shall
                        ----------------------------------
upon receiving Shareholder Approval use its best efforts to prepare and file as promptly as practicable with the SEC a Schedule 14C Information Statement (with respect to Rule 4460(i) of the NASDAQ Stock Market, Inc.'s Marketplace Rules) required under the Exchange Act and take all actions necessary to cause such
Schedule 14C Information Statement to become effective as promptly as practicable (but in no event later than February 28, 2000).

          Section 5.23  Schedule 14C; Reclassification.  The Company has
                        ------------------------------
prepared and filed with the SEC a Schedule 14C Information Statement with respect to the Plan of Reclassification as required under the Securities Exchange Act of 1934, and the Company shall take all actions necessary to cause such Schedule 14C Information Statement to become effective as promptly as practicable. Immediately upon such effectiveness, but in no event later than October 18, 1999, the Company shall file the Plan of Reclassification and amend its Second Certificate of Designation to redesignate the Convertible Preferred into Series A Convertible Preferred.

          Section 5.24  Schedule 14C; Increase of Authorized Shares. On or
                        -------------------------------------------
before the first Subsequent Closing to occur after the October 18, 1999 Subsequent Closing (the "Next Subsequent Closing"), the Company shall file with
                         -----------------------
the Secretary of State of the State of Delaware an amended Second Certificate of Designation increasing the number of authorized shares of Series A Convertible Preferred by an amount sufficient to allow for the purchase of the maximum number of shares of Additional Purchased Securities that may be purchased at all Subsequent Closings pursuant to Article III and such filing shall have become
                                -----------
effective. In connection with the foregoing, the Company shall prepare and file with the SEC a Schedule 14C Information Statement, as required under the Securities Exchange Act of 1934, with respect to such increase of authorized shares of Series A Convertible Preferred. The Company shall take all actions necessary to cause such Schedule 14C Information Statement to become effective as promptly as practicable, but in no event later than the date of the first Subsequent Closing after the October 18, 1999 Subsequent Closing.

          Section 5.25  CIBC Credit Agreement.  All of the representations and
                        ---------------------
warranties contained in the CIBC Credit Agreement are true and correct as of the date hereof and are hereby incorporated herein by reference.

          Section 5.26  Use of Proceeds.  The Company shall have made use of the
                        ---------------
proceeds from the purchase of the Initial Purchased Securities for the limited purpose of acquiring MPM pursuant to the Stock Purchase Agreement, dated as of dated as of July 16, 1999, between the Company and MPM, and all representations and warranties of the Company contained therein were true and correct as of the date thereof and, to the knowledge of the Company, all other representations and warranties contained therein are true and correct as of the date hereof, and all such representations and warranties are hereby incorporated herein by reference.


                                   ARTICLE VI
                    CONDITIONS PRECEDENT TO INITIAL CLOSING

          Section 6.1  Conditions Precedent.  The obligation of the Purchaser to
                       --------------------
purchase the Initial Purchased Securities pursuant to Section 2.2 hereof at the
                                                      -----------
Initial Closing was subject to the condition that the Purchaser shall receive and the following shall have been delivered to the Purchaser on the Initial Closing Date, each dated the Initial Closing Date unless otherwise indicated, in form and substance satisfactory to the Purchaser, and the following actions occurred on or before the Initial Closing Date, unless waived by the Purchaser:

          (a) A favorable opinion of Morris, Manning & Martin, L.L.P. counsel to the Company, substantially in the form attached hereto as Exhibit B.
                                                          ---------

          (b) Resolutions of the Board or an executive committee or special finance committee of the Company, certified by the Secretary or Assistant Secretary of the Company, as of the Initial Closing Date, to be duly adopted and in full force and effect on such date, authorizing, in the case of the Board,
(i) the consummation of each of the transactions contemplated by this

Agreement and (ii) officers to execute and deliver this Agreement and each other Transaction Document to which it is a party.

          (c) A copy of governmental certificate, dated the most recent practicable date prior to the Initial Closing Date, with telegram updates where available, showing that the Company is organized and in good standing in the State of Delaware and is qualified as a foreign corporation and in good standing in all other jurisdictions in which it is qualified to transact business.

          (d) A copy of the organizational charter and all amendments thereto of the Company, certified as of a recent date by the Secretary of State of the State of Delaware, as amended to reflect (i) the reduction in the number of shares of Convertible Preferred authorized in the Original Certificate of Designation from 2,000,000 shares to 309,998 shares of Convertible Preferred and
(ii) the filing of the Second Certificate of Designation (with respect to the designation of the Series A Convertible Preferred). A copy of the Plan of Reclassification, as approved by the Board and the shareholders of the Company in accordance with Delaware General Corporation Law, shall be filed with the Secretary of State of the State of Delaware after the filing of the Schedule 14C referenced in Section 5.23 on or before October 18, 1999. Copies of the
              ------------
Company's by-laws, both certified by the Secretary or Assistant Secretary of the Company as true and correct as of the Initial Closing Date were delivered to the Purchaser.

          (e) Certificates of the Secretary or an Assistant Secretary of the Company, dated the Initial Closing Date, as to the incumbency and signatures of the officers of the Company executing this Agreement, the Initial Purchased Securities, each other Transaction Document to which it is a party and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (f) A copy of all third party consents and approvals (including, without limitation, the consent of LaSalle Bank National Association, to the extent required) that are necessary for the consummation of the transactions contemplated hereby or that are required in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any contract, agreement or document required to be listed on the attached
Schedule 5.9 or the Annual Report, in each case on terms and conditions
------------
reasonably satisfactory to the Purchaser.

          (g) A copy of all governmental and regulatory consents and approvals that are necessary for the consummation of the transactions contemplated hereby, in each case on terms and conditions satisfactory to the Purchaser.

          (h) No suit, action or other proceeding shall be pending before any court or governmental regulatory body or authority in which it is sought to restrain or prohibit the transactions contemplated hereby, or that could have a Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

          (i) Since the December 31, 1998, there shall have been no material adverse change or material adverse development in the business, financial condition, business prospects, operating results, assets, operations or customer, supplier or employee relations of the Company.

          (j) The Company shall have delivered to the Purchaser a copy of the fairness opinion (the "Fairness Opinion") relating to the transaction
                       ----------------
contemplated herein from Texada Capital Corporation, which fairness opinion shall indicate that the price for the Series A Convertible Preferred purchased pursuant to Section 2.2 is fair to the Company and its stockholders (other than
            -----------
as to the Purchaser).

          (k) The Initial Purchased Securities shall have been delivered to the Purchaser.

          (l) The number of shares of Convertible Preferred authorized in the Original Certificate of Designation shall have been reduced by duly authorized Board action from 2,000,000 shares to 309,998 shares of Convertible Preferred and the Second Certificate of Designation containing the terms of the Series A Convertible Preferred and the Plan of Reclassification including the reclassification of the Convertible Preferred into Series A Convertible Preferred, shall have been duly adopted by Board action and filed with the Secretary of the State of Delaware.

          (m) WSP shall receive a fairness opinion from CIBC relating to the transaction contemplated herein, which fairness opinion shall indicate that the transactions herein are fair to Willis Stein & Partners, L.P. and its affiliates.


                                  ARTICLE VII
                   CONDITIONS PRECEDENT TO SUBSEQUENT CLOSING

          Section 7.1  Conditions Precedent.  The obligation of the Purchaser to
                       --------------------
purchase the Additional Purchased Securities at any Subsequent Closing pursuant to Article III is subject to the condition that the Purchaser shall have
   -----------
received and the following shall have been delivered to the Purchaser on each Subsequent Closing Date, each dated as of such Subsequent Closing Date unless otherwise indicated, in form and substance satisfactory to the Purchaser, and the following actions shall occur on or before each Subsequent Closing Date, unless waived in writing by the Purchaser:

          (a) The representations and warranties of the Company contained in

Article V shall be true and correct in all material respects as if made on such
---------
Subsequent Closing Date.

          (b) There shall not have occurred or be continuing any "Event of Noncompliance" or "Special Event of Noncompliance" with respect to the Series A Convertible Preferred, as such terms are defined in the Second Certificate of Designation.

          (c) If the proposed use of the funds is to consummate an acquisition, then the Purchaser shall have completed its business, legal, accounting and other due diligence investigation and evaluation of the Company and its affiliates and shall be satisfied in its sole discretion with the result thereof and with the documentation relating to such acquisition.

          (d) If the proposed use of the funds is for working capital purposes, then the Purchaser shall be satisfied in its sole discretion with the intended use of funds.

          (e) The Purchaser shall have received a favorable opinion of Morris, Manning & Martin L.L.P., counsel to the Company, substantially in the form attached hereto as Exhibit B.
                   ---------

          (f) Resolutions of the board of directors, executive committee or special finance committee of the Company, certified by the Secretary or Assistant Secretary of the Company, as of each Subsequent Closing Date, to be duly adopted and in full force and effect on such date, authorizing the consummation of each purchase of Additional Purchased Securities.

          (g) A copy of governmental certificate, dated the most recent practicable date prior to each Subsequent Closing Date, with telegram updates where available, showing that the Company is organized and in good standing in the State of Delaware and is qualified as a foreign corporation and in good standing in all other jurisdictions in which it is qualified to transact business.

          (h) A copy of the organizational charter and all amendments thereto of the Company, certified as of a recent date by the Secretary of State of the State of Delaware, and copies of the Company's by-laws, certified by the Secretary or Assistant Secretary of the Company as true and correct as of each Subsequent Closing Date.

          (i) Certificates of the Secretary or an Assistant Secretary of the Company, dated as of Subsequent Closing Date, as to the incumbency and signatures of the officers of the Company executing the purchase of the Additional Purchased Securities and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (j) A copy of all third party consents and approvals (including, without limitation, the consent of LaSalle Bank National Association and/or CIBC, in each case only to the extent required) that are necessary for the consummation of the transactions contemplated hereby, including but not limited to the October 18, 1999 Subsequent Closing, or that are required in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any contract, agreement or document, in each case on terms and conditions reasonably satisfactory to the Purchaser.

          (k) A copy of all governmental and regulatory consents and approvals that are necessary for the consummation of the transactions contemplated hereby, in each case on terms and conditions satisfactory to the Purchaser.

          (l) No suit, action or other proceeding shall be pending before any court or governmental regulatory body or authority in which it is sought to restrain or prohibit the transactions contemplated hereby, or that could have a Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

          (m) Since the Initial Closing Date, there shall have been no material adverse change or material adverse development in the business, financial condition, business prospects, operating results, assets, operations or customer, supplier or employee relations of the Company.

          (n) The Company shall have delivered to the Purchaser a copy of an additional fairness opinion from Texada Capital Corporation (the "Additional
                                                                  ----------
Fairness Opinion") relating to the transactions contemplated herein which
----------------
fairness opinion shall indicate that the aggregate $11,500,000 purchase price payable for the purchase of all 766,667 minus shares of Additional Purchased Securities which may be purchased from time to time pursuant to Article III is
                                                                -----------
fair to the stockholders of the Company (other than as to the Purchaser) and, at the request of the Purchaser, the Company shall have delivered to the Purchaser an updated Additional Fairness Opinion relating to the transactions contemplated herein which such fairness opinion shall indicate that the purchase price for the Additional Purchased Securities purchased at each Subsequent Closing is fair to the stockholders of the Company (other than as to the Purchaser).

          (o) Neither the Fairness Opinion nor the Additional Fairness Opinion shall not have been withdrawn, revised or amended in any way.

          (p) The Additional Purchased Securities shall be delivered to the Purchaser.

          (q) Prior to the first Subsequent Closing after the October 18, 1999 Subsequent Closing, (i) the Company shall have duly authorized an aggregate of 2,510,000 shares of Series A Convertible Preferred, to allow for the purchase of the maximum number of shares of Additional Purchased Securities that may be purchased at all Subsequent Closings pursuant to Article III, (ii) the Second
                                                 -----------
Certificate of Designation shall have been amended to reflect the increase in authorized shares of Series A Convertible Preferred contemplated by Section 5.24
                                                                    ------------
and such amendment shall have become effective, (iii) the related Schedule 14C Information Statement shall have been filed and shall have become effective in accordance with Section 5.24, and (iv) the Company shall have duly authorized a
                ------------
sufficient number of shares of Common Stock to allow for the conversion of the Additional Purchased Securities referenced in subsection (i) of this Section
                                                                     -------
7.1(s) pursuant to terms and provisions listed in the Second Certificate of
------
Designation, as amended, restated or modified from time to time.

          (r) For any Subsequent Closing occurring after February 28, 2000, the Shareholder Approval Effective Date (as defined in the Second Certificate of Designation) shall have occurred on or prior to February 28, 2000 in accordance with Section 5.22.
     ------------

          (s) The Company shall have filed the Plan of Reclassification with the Secretary of State of the State of Delaware, and such filing shall have become effective on or before October 18, 1999 in accordance with Section 5.23,
                                                                  ------------
and the Company shall have reduced the number of authorized shares of Convertible Preferred to zero.

          (t) There shall have been no material change in the Market Price (as defined in the Second Certificate of Designation) of, or in the public market for, the Common Stock or the public markets generally.

          (u) A certificate of an officer of the Company, in form and substance reasonably satisfactory to the Purchaser, dated as of the applicable Subsequent Closing Date, stating that the applicable conditions specified in this Article
                                                                       --------
VII have been fully satisfied.
---

          (v) The Purchaser shall be satisfied that LaSalle Bank National Association will provide additional funding to the Company under the LaSalle Credit Agreement in accordance with Section 7.1(x) substantially simultaneously
                                    --------------
with the purchase of Additional Purchased Securities to be purchased at the applicable Subsequent Closing.

          (w) Neither the Company nor any material Subsidiary shall have made an assignment for the benefit of creditors; nor shall there be any order, judgment or decree adjudicating the Company or any material Subsidiary bankrupt or insolvent; nor shall there be any order for relief with respect to the Company or any material Subsidiary entered under the Federal Bankruptcy Code; nor shall the Company or any material Subsidiary have made petition or applied to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any material Subsidiary, nor shall there be any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction filed or commenced for which such petition, application or proceeding is not dismissed within 60 days. This Agreement shall terminate upon the occurrence of any events set forth in this Section 7.1(z).
     --------------

               (aa) The first anniversary of the Initial Purchased Securities shall not have occurred.

               (bb) Such other documents as the Purchaser may reasonably request.

                                 ARTICLE VIII
                            SECURITIES LAW MATTERS

          Section 8.1  Legends.
                       -------

                (a) Each certificate representing the Initial Purchased Securities or the Additional Purchased Securities shall bear a legend substantially in the following form:

          "THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH STOCK. THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM."


          Section 8.2  Transfer of Restricted Securities.
                       ---------------------------------

                (a)    Restricted Securities are transferable only pursuant to
(i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in subparagraph (b) below, any other legally available means to transfer.

                (b) In connection with the transfer of any Restricted Securities (other than a transfer described in clause (i) or (ii) of subparagraph (a) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates or instruments, as the case may be, for such Restricted Securities which do not bear the Securities Act legend set forth in
Section 8.1 above.   If the Company is not required to deliver new certificate
-----------
or instruments, as the case may be, for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditioned contained in this Section 8.2.
                                              -----------

                (c) Upon the request of a holder of Restricted Securities, the Company shall promptly supply to such holder or such holder's prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144 or 144A of the Securities and Exchange Commission.

                (d) If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 7.1 from the
                                                           -----------
certificates or instruments, as the case may be, representing such Restricted Securities.


                                  ARTICLE IX
                                   EXPENSES

          The Company shall pay all reasonable out-of-pocket expenses of (i) the Purchaser in connection with the preparation, review or negotiation of the Transaction Documents and the transactions contemplated thereby, including cost incurred in connection with the Initial Closing and each Subsequent Closing,
(ii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement, the issuance and delivery of the Initial Purchased Securities or the Additional Purchased Securities, and the issuance and delivery of any Common Stock upon the conversion of the Series A Convertible Preferred and (iii) the Purchaser or its managing member in connection with (A) any amendment, modification or waiver, or consent with respect to, any of the Transaction Documents, and (B) any attempt by the Purchaser or its managing member to enforce any of its rights against the Company or any other Person under or pursuant to of any of the Transaction Documents (including the reasonable fees and expenses of all of its counsel and consultants retained in connection with the Transaction Documents and the transactions contemplated thereby).


                                   ARTICLE X
                     LIMITATION ON CLAIMS OF THE PURCHASER

          Section 10.1  Limitation.
                        ----------

                (a) The Purchaser shall not bring any action or claim against the Company for damages for a breach of any representation, warranty or covenant contained herein by the Company until such damages exceed $100,000 at which time the Purchaser may bring an action for all claims.

                (b) The Company shall not bring any action or claims against the Purchaser for damages for a breach of any representation, warranty or covenant contained herein by the Purchaser until such damages exceed $100,000, at which time the Company may bring an action for all claims.

                                  ARTICLE XI
                                 MISCELLANEOUS

          Section 11.1  Notices. Whenever it is provided herein that any notice,
                        -------
demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

          If to the Purchaser:

                                 U-C Holdings, L.L.C.
                                 227 W. Monroe Street, Suite 4300
                                 Chicago, Illinois 60606
                                 Attn: Avy H. Stein
                                       Daniel M. Gill
                                 Telecopy No.: (312) 422-2424

          with a copy to:

                                 Kirkland & Ellis
                                 200 E. Randolph Street
                                 Chicago, Illinois 60601
                                 Attn: Margaret A. Gibson, Esq.
                                 Telecopy No.: (312) 861-2200

          If to the Company:

                                 College Television Network, Inc.
                                 5784 Lake Forrest Drive
                                 Suite 275
                                 Atlanta, GA 30328
                                 Attn: Jason Elkin
                                 Telecopy No.: (404) 256-9168
          with copies to:

                                 Morris, Manning & Martin, L.L.P.
                                 3343 Peachtree Road, N.E.
                                 1600 Atlanta Financial Center
                                 Atlanta, Georgia 30326
                                 Attn: Neil H. Dickson, Esq.
                                 Telecopy No.: (404) 365-9532

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited with the United States mail.

          Section 11.2  Binding Effect: Benefits.  Except as otherwise provided
                        ------------------------
herein, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

          Section 11.3  Amendment.  No amendment or waiver of any provision of
                        ---------
this Agreement or any other Transaction Document nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and the Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action, of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

          Section 11.4  Successors and Assigns: Assignability.  Neither this
                        -------------------------------------
Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company without the prior written consent of the Purchaser. All covenants contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns (including any subsequent holder of any of the Initial Purchased Securities, the Additional Purchased Securities or any Common Stock issuable upon exercise of the Initial Purchased Securities or the Additional Purchased Securities).

          Section 11.5  Remedies.  The Purchaser, in addition to being entitled
                        --------
to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

          Section 11.6  Section and Other Headings.  The section and other
                        --------------------------
headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          Section 11.7  Severability.  In the event that any one or more of the
                        ------------
provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Agreement shall not be in any way impaired.

          Section 11.8  Entire Agreement.  This Agreement and the agreements and
                        ----------------
documents referred to herein contain the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way (including, without limitation, the Original Purchase Agreement.

          Section 11.9  Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          Section 11.10  Publicity.  Neither the Purchaser nor the Company shall
                         ---------
issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved
by the other party in advance.   Notwithstanding the foregoing, each of the
parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law.

          Section 11.11  Governing Law.  This Agreement shall be governed by,
                         -------------
construed and enforced in accordance with, the laws of the Delaware without regard to the principles thereof relating to conflict of laws. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section
                                                                         -------
11.1 hereof.  The parties hereto waive all right to trial by jury in any action
----
or proceeding to enforce or defend any rights under this Agreement.

          Section 11.12  No Strict Construction.  The language used in this
                         ----------------------
Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

                                   * * * * *

          IN WITNESS WHEREOF, the Company and the Purchaser has executed this Agreement as of the day and year first above written.


                         COLLEGE TELEVISION NETWORK, INC.


                         By:    /s/ Jason Elkin
                                -----------------------


                         Its:   Chief Executive Officer
                                -----------------------



                         U-C HOLDINGS, L.L.C.

                         By: WILLIS STEIN & PARTNERS, L.P.
                         Its: Managing Member

                              By: Willis Stein & Partners, L.L.C.
                              Its: General Partner


                              By:   /s/ Daniel M. Gill
                                    ------------------
                                    Daniel M. Gill
                                    Its: Managing Director